Exhibit 5.1
[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]
May 1, 2008
AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111

Re:	AMB Property L.P., a Delaware limited partnership (the “Operating Partnership”) — Issuance and Sale by the Operating Partnership of $500,000,000 Aggregate Principal Amount of Medium-Term Notes (collectively, the “Medium-Term Notes”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-135210) filed with the United States Securities and Exchange Commission (the “Commission”), as amended to date (the “Registration Statement”)
Ladies and Gentlemen:
          We have served as Maryland corporate counsel to AMB Property Corporation, a Maryland corporation and general partner of the Operating Partnership (the “Company”), in connection with the registration of the Medium-Term Notes and the guarantees of the Medium-Term Notes by the Company (the “Guarantees”, and together with the Medium-Term Notes, the “Securities”) under the Securities Act of 1933, as amended (the “Act”), under the Registration Statement filed with the Commission on June 21, 2006. You have requested our opinion with respect to the matters set forth below.
          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
(i)	the corporate charter of the Company (the “Charter”), represented by Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation (the “Department”) on November 24, 1997, Articles Supplementary filed with the Department on July 23, 1998 (the “July 1998 Articles Supplementary”), Articles Supplementary filed with the Department on November 12, 1998, Articles Supplementary filed with the Department on November 25, 1998, Certificate of Correction filed with the Department on March 18, 1999, correcting the July 1998 Articles Supplementary, Articles Supplementary filed with the Department on May 5, 1999, Articles Supplementary filed with the Department on August 31,

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
May 1, 2008

1999, Articles Supplementary filed with the Department on March 23, 2000, Articles Supplementary filed with the Department on August 30, 2000, Articles Supplementary filed with the Department on September 1, 2000, Articles Supplementary filed with the Department on March 21, 2001, Articles Supplementary filed with the Department on September 24, 2001, Articles Supplementary filed with the Department on December 6, 2001, Articles Supplementary filed with the Department on April 17, 2002, Articles Supplementary filed with the Department on August 7, 2002, Articles Supplementary filed with the Department on August 7, 2002, Articles Supplementary filed with the Department on June 20, 2003, Articles Supplementary filed with the Department on November 24, 2003, Articles Supplementary filed with the Department on December 8, 2003, Articles Supplementary filed with the Department on December 12, 2005, Articles Supplementary filed with the Department on February 17, 2006, Articles Supplementary filed with the Department on March 22, 2006, Articles Supplementary filed with the Department on August 24, 2006, Articles Supplementary filed with the Department on October 3, 2006, Articles Supplementary filed with the Department on February 22, 2007 and Articles Supplementary filed with the Department on May 15, 2007;

(ii)	the Bylaws of the Company, as adopted as of November 24, 1997 and as amended and restated pursuant to the First Amended and Restated Bylaws of the Company, on or as of March 5, 1999, the Second Amended and Restated Bylaws of the Company, on or as of February 27, 2001, the Third Amended and Restated Bylaws of the Company, on or as of May 15, 2003, the Fourth Amended and Restated Bylaws of the Company, on or as of August 16, 2004, and the Fifth Amended and Restated Bylaws of the Company, on or as of February 16, 2007 (the “Bylaws”);

(iii)	the Written Organizational Action of the Board of Directors of the Company, dated as of November 24, 1997 (the “Organizational Minutes”);

(iv)	resolutions adopted by the Board of Directors of the Company (the “Board of Directors”), or a duly authorized committee thereof, on or as of December 7, 2005, August 9, 2006 and September 28, 2006 (together with the Organizational Minutes, the “Directors’ Resolutions”);

(v)	the Registration Statement, in substantially the form filed with the Commission pursuant to the Act;

(vi)	a fully executed counterpart of the Twelfth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of August 25, 2006 (the “Partnership Agreement”);

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
May 1, 2008

(vii)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

(viii)	a fully executed counterpart of the Indenture dated as of June 30, 1998 (the “Base Indenture”), by and among the Operating Partnership, the Company and State Street Bank and Trust Company of California, N.A. (the “Predecessor Trustee”), together with a fully executed counterpart of the First Supplemental Indenture dated as of June 30, 1998 (the “First Supplemental Indenture”), by and among the Operating Partnership, the Company and the Predecessor Trustee, the Second Supplemental Indenture dated as of June 30, 1998 (the “Second Supplemental Indenture”), by and among the Operating Partnership, the Company and the Predecessor Trustee, the Third Supplemental Indenture dated as of June 30, 1998 (the “Third Supplemental Indenture”), by and among the Operating Partnership, the Company and the Predecessor Trustee, the Fourth Supplemental Indenture dated as of August 15, 2000 (the “Fourth Supplemental Indenture”), by and among the Operating Partnership, the Company and the Predecessor Trustee, the Fifth Supplemental Indenture dated as of May 7, 2002 (the “Fifth Supplemental Indenture”), by and among the Operating Partnership, the Company and the Predecessor Trustee, the Sixth Supplemental Indenture dated as of July 11, 2005 (the “Sixth Supplemental Indenture”), by and among the Operating Partnership, the Company and U.S. Bank National Association, as successor-in-interest to the Predecessor Trustee (the “Trustee”), and the Seventh Supplemental Indenture dated as of August 10, 2006 (the “Seventh Supplemental Indenture”), by and among the Operating Partnership, the Company and the Trustee (the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture are hereinafter referred to collectively as the “Indenture”);

(ix)	the forms of the Medium-Term Notes, inclusive of the forms of Guarantees, attached as exhibits to the Seventh Supplemental Indenture;

(x)	a supplemental certificate of officer of the Company, dated as of March 14, 2008, executed by Tamra D. Browne, Senior Vice President, General Counsel and Secretary of the Company, and a certificate of officer of the Company, dated as of May 1, 2008, executed by Michael P. Brown, Vice President, Capital Markets of the Company (collectively, the “Officer’s Certificate”), to the effect that, among other things, the Charter, the

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
May 1, 2008

Bylaws, the Organizational Minutes, the Directors’ Resolutions, the Partnership Agreement and the Indenture are true, correct and complete, have not been rescinded or modified and are in full force and effect on the respective date of the Officer’s Certificate; and

(xi)	such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.
          In reaching the opinion set forth below, we have assumed the following:
(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	all of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	all certificates submitted to us, including, without limitation, the Officer’s Certificate, are true, correct and complete both when made and as of the date hereof; and

(e)	the Directors’ Resolutions were adopted at duly called meetings of the Board of Directors, or a committee thereof, as the case may be, at which a quorum of the incumbent directors, or the incumbent members of such committee, as the case may be, was present and acting throughout, or by unanimous written consent of all incumbent directors, or all incumbent members of such committee, as the case may be, all in accordance with the Charter and Bylaws of the Company and applicable law.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
May 1, 2008

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that:
1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	The execution, delivery and performance of the Indenture and the Guarantees has been duly authorized by all necessary corporate action on the part of the Company acting in its individual capacity and in its capacity as general partner of the Operating Partnership, as the case may be, and the issuance of the Medium-Term Notes has been duly authorized by all necessary corporate action on the part of the Company acting in its capacity as general partner of the Operating Partnership.
          The foregoing opinion is limited to the corporation laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers, or with respect to the action required for the Operating Partnership to authorize, execute or deliver any of the Securities or any other document, instrument or agreement. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.
          This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.
          We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Validity of the Securities”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.
Very truly yours,
/s/ Ballard Spahr Andrews & Ingersoll, LLP